INDEPENDENT AUDITORS' CONSENET
The Board of Trustees
Evergreen Tax Free Trust:

With respect to this Post-Effective Amendment No. 22 to the Registration Statement (No. 33-2010) on Form N-1A of Evergreen Tax Free Trust, we consent to the incorporation by reference of our reports, dated October 16, 1996, and to the reference to our Firm under the headings "Financial Highlights" in Part A of the Registration Statement and "Financial Statements" in Part
B of the Registration Statement

               *  Evergreen New Jersey Income Fund
               *  Evergreen Pennsylvania Tax-Free Money Market Fund

KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
October 25, 1996